      As filed with the Securities and Exchange Commission on June 1, 1998.
                                                       Registration No. 33-42776
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1*
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              COLUMBIA ENERGY GROUP
             (Exact Name of Registrant as Specified in Its Charter)

                                 ---------------

             Delaware                                     13-1594808
   (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)


     12355 SUNRISE VALLEY DRIVE,
        SUITE 300, RESTON, VA                             20191-3420
(Address of Principal Executive Office)                    (Zip Code)

                                 ---------------

                 EMPLOYEES' THRIFT PLAN OF COLUMBIA ENERGY GROUP
        (Formerly named "Employees' Thrift Plan of Columbia Gas System")
                            (Full Title of the Plan)

                                 ---------------

                              MICHAEL W. O'DONNELL
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              COLUMBIA ENERGY GROUP
                           12355 SUNRISE VALLEY DRIVE
                        SUITE 300, RESTON, VA 20191-3420
                     (Name and Address of Agent For Service)

                                 (703) 295-0300
          (Telephone Number, Including Area Code, of Agent For Service)


================================================================================

    * This Post-Effective Amendment No. 1 is filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended, with respect to shares of Common Stock of the Registrant, and reflects a three-for-two split of the Registrant's Common Stock, distributed in the form of a Common Stock dividend, to be effective June 15, 1998.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation law, the law of the state of incorporation of the Corporation, confers broad powers upon Delaware corporations with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

        The Corporation's Restated Certificate of Incorporation requires the Corporation to indemnify its directors and officers and certain other persons serving at the request of the Corporation to the fullest extent permitted by Delaware law and to advance litigation expenses, and permits the Corporation to maintain director and officer liability insurance. Director and officer liability insurance has been purchased for all of the Corporation's directors and officers, and directors and officers of subsidiary companies. Subject to policy terms and conditions, that insurance indemnifies individual directors and officers for related costs, damage or charges, including litigation expenditures, incurred as a result of actual or alleged wrongful acts. The coverage also reimburses the Corporation and its subsidiary companies for amounts paid by them to indemnify covered directors and officers.

        The Restated Certificate of Incorporation also contains a provision that eliminates the personal liability of the Corporation's directors for monetary damages to the Corporation and its stockholders for breach of fiduciary duty as a director of the Corporation to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 8.        EXHIBITS.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit
   No.         Description
   ---         -----------

   4-A-1       Restated Certificate of Incorporation of The Columbia Gas System, Inc., dated as of
               November 28, 1995.

   4-A-2       Certificate of Ownership and Merger, Merging Columbia Energy Group into The
               Columbia Gas System, Inc.

   4-B         By-Laws of The Columbia Gas System, Inc., as amended, dated November 18, 1987.



   4-C         Indenture dated as of November 28, 1995 between the Corporation and Marine
               Midland Bank, Trustee.

   4-D         First Supplemental Indenture dated as of November 28, 1995 between the
               Corporation and Marine Midland Bank, Trustee.

   4-E         Second Supplemental Indenture dated as of November 28, 1995 between the
               Corporation and Marine Midland Bank, Trustee.

   4-F         Third Supplemental Indenture dated as of November 28, 1995 between the
               Corporation and Marine Midland Bank, Trustee.

   4-G         Fourth Supplemental Indenture dated as of November 28, 1995 between the
               Corporation and Marine Midland Bank, Trustee.

   4-H         Fifth Supplemental Indenture dated as of November 28, 1995 between the
               Corporation and Marine Midland Bank, Trustee.

   4-I         Sixth Supplemental Indenture dated as of November 28, 1995 between the
               Corporation and Marine Midland Bank, Trustee.

   4-J         Seventh Supplemental Indenture dated as of November 28, 1995 between the
               Corporation and Marine Midland Bank, Trustee.

 23            Written consent of Arthur Andersen LLP, independent public accountants.

                                          SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on May 20, 1998.


                                                        Columbia Energy Group
                                                     ---------------------------
                                                             (Registrant)


                                                 By   /s/ Michael W. O'Donnell
                                                     ---------------------------
                                                         Michael W. O'Donnell
                                                        Senior Vice President
                                                     and Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                                 Title                                Date
              ---------                                 -----                                ----

      /s/Oliver G. Richard III           Chairman, Chief Executive Officer,              May 20, 1998
      -------------------------           President and Director (Principal
       Oliver G. Richard III                      Executive Officer)

      /s/ Michael W. O'Donnell                  Senior Vice President                    May 20, 1998
      -------------------------               (Chief Financial Officer)
        Michael W. O'Donnell

      /s/ Jeffrey W. Grossman                Vice President & Controller                 May 20, 1998
      -------------------------            (Principal Accounting Officer)
        Jeffrey W. Grossman

       /s/ Richard F. Albosta                         Director                           May 20, 1998
      ------------------------
         Richard F. Albosta


        /s/ Robert H. Beeby
      ------------------------
          Robert H. Beeby                           Director                           May 20, 1998


       /s/ Wilson K. Cadman
      ------------------------
          Wilson K. Cadman                          Director                           May 20, 1998


       /s/ James P. Heffernan
      ------------------------
         James P. Heffernan                         Director                           May 20, 1998


       /s/ Karen L. Hendricks
      ------------------------
         Karen L. Hendricks                         Director                           May 20, 1998


       /s/ Malcolm T. Hopkins
      ------------------------
         Malcolm T. Hopkins                         Director                           May 20, 1998


       /s/ J. Bennett Jognson
      ------------------------
        J. Bennett Johnston                         Director                           May 20, 1998


         /s/ Malcolm Jozoff
      ------------------------
           Malcolm Jozoff                           Director                           May 20, 1998


       /s/ William E. Lavery
      ------------------------
         William E. Lavery                          Director                           May 20, 1998


         /s/ Gerald E. Mayo
      ------------------------
           Gerald E. Mayo                           Director                           May 20, 1998


        /s/ Douglas E. Olesen
      ------------------------
         Douglas E. Olesen                          Director                           May 20, 1998


       /s/ William R. Wilson
      ------------------------
         William R. Wilson                          Director                           May 20, 1998

       The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Employees' Thrift Plan of Columbia Energy Group) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on May 20, 1998.



                                                      EMPLOYEES' THRIFT PLAN OF
                                                        COLUMBIA ENERGY GROUP
                                                      --------------------------
                                                                (Plan)


                                              By         /s/ M. W. O'Donnell
                                                      --------------------------
                                                           M. W. O'Donnell
                                                      Chairman of the Employees'
                                                        Thrift Plan Committee

                                  EXHIBIT INDEX

Reference is made in the two right hand columns below to those exhibits which have heretofore been filed with the Commission. Exhibits so referred to are incorporated herein by reference.

                                                                    Reference
                                                          File No.              Exhibit
                                                          --------              -------
4-A-1    The Columbia Gas System, Inc.  Restated            1-1098                3-A
         Certificate of Incorporation dated as of
         November 28, 1995.

4-A-2    Certificate of Ownership and Merger, Merging       33-64555              4-S
         Columbia Energy Group into The Columbia
         Gas System, Inc.

4-B      By-Laws of The Columbia Gas System, Inc.,          1-1098                3-B
         as amended, dated November 18, 1987.

4-C      Indenture dated as of November 28, 1995            33-64555              4-S
         between the Corporation and Marine Midland
         Bank, Trustee

4-D      First Supplemental Indenture dated as of           33-64555              4-T
         November 28, 1995 between the Corporation
         and Marine Midland Bank, Trustee.

4-E      Second Supplemental Indenture dated as of          33-64555              4-U
         November 28, 1995 between the Corporation
         and Marine Midland Bank, Trustee.

4-F      Third Supplemental Indenture dated as of           33-64555              4-V
         November 28, 1995 between the Corporation
         and Marine Midland Bank, Trustee.

4-G      Fourth Supplemental Indenture dated as of          33-64555              4-W
         November 28, 1995 between the Corporation
         and Marine Midland Bank, Trustee.

4-H      Fifth Supplemental Indenture dated as of           33-64555              4-X
         November 28, 1995 between the Corporation
         and Marine Midland Bank, Trustee.

4-I      Sixth Supplemental Indenture dated as of           33-64555              4-Y
         November 28, 1995 between the Corporation
         and Marine Midland Bank, Trustee.


4-J      Seventh Supplemental Indenture dated as of         33-64555              4-Z
         November 28, 1995 between the Corporation
         and Marine Midland Bank, Trustee.

23*      Written consent of Arthur Andersen LLP,
         independent public accountants.

*Filed herewith